UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2017

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendment of the Amended and Restated 2015 Stock and Stock Option Plan

By unanimous Written Consent dated December 9, 2017, the Board of Directors of the Company approved the adoption of the Second Amendment (the “Amendment”) of the Amended and Restated RespireRx Pharmaceuticals, Inc. 2015 Stock and Stock Option Plan (the “2015 Plan”). The Amendment increases the shares issuable under the plan by 3,946,799, from 3,038,461 shares to 6,985,260. Other than the change in the number of shares available under the 2015 Plan, no other changes were made to the 2015 Plan by the Amendment.

The 2015 Plan provides for the issuance of shares of Company stock, in the form of stock grants and options to directors, officers, employees, consultants and other service providers of the Company. The Company has not submitted, and currently does not intend to submit, the 2015 Plan for stockholder approval. Accordingly, the 2015 Plan does not contemplate the issuance of Incentive Stock Options. The foregoing description of the 2015 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2015 Plan as amended. A copy of the 2015 Plan was filed by the Company on April 6, 2016, as Exhibit 10.1 to a Current Report on Form 8-K and is incorporated herein by reference. A copy of the First Amendment of the 2015 Plan was filed by the Company on January 23, 2017, as Exhibit 10.1 to a Current Report on Form 8-K and is incorporated herein by reference. A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The unanimous Written Consent dated December 9, 2017 also clarified that the Board of Directors, acting as the administrator of the 2015 Plan, intends to always accept cashless exercise as a method of exercising the options awarded under the 2015 Plan. This form of exercise is permitted under the 2015 Plan at the administrator’s discretion. By addendum to the Form of Non-Statutory Stock Option Award Agreement (the “Addendum”), the Board of Directors intends that this form of exercise become a right of the option holder. A copy of the Addendum is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Award of Common Stock Options

By the same unanimous Written Consent dated December 9, 2017, the Board of Directors of the Company awarded non-qualified options (i) to purchase 608,704 shares of Common Stock of the Company to James S. Manuso, (ii) to purchase 559,595 shares of Common Stock of the Company to Arnold S. Lippa, (iii) to purchase 388,687 shares of Common Stock of the Company to Jeff E. Margolis, (iv) to purchase 38,114 shares of Common Stock of the Company to each of James Sapirstein and Kathryn MacFarlane, (v) to purchase 100,000 shares to Richard D. Purcell, Jr. Concurrently with these awards, Messrs. Manuso, Lippa, Margolis and Sapirstein and Ms. MacFarlane, forgave amounts due to them for accrued compensation or director fees, as applicable, with the same value as the black-scholes value of the options awarded, $878,360, $807,497, $560,869, $55,000 and $55,000, respectively, or $2,356,733 in the aggregate. Accordingly, the options were awarded as compensation for those individuals. The award to Mr. Purcell was an additional grant awarded as compensation. In addition, the Company’s former Chief Financial Officer, was also granted options to purchase 138,842 shares of common stock. The Black-Scholes value of these shares was 50% of the $400,700 of accrued and unpaid compensation that was concurrently forgiven by that former officer. An additional 77,362 options in the aggregate were awarded to certain of the Company’s service providers. Concurrently with these awards, these service providers forgave amounts owed by the Company, with the same value as the Black-Scholes value of the options awarded, $111,635 in the aggregate. The awarded options vested upon issuance and expire on December 9, 2027, except for those awarded to Mr. Purcell, which expire on December 9, 2022. The options issued to Mr. Purcell were not related to any forgiveness of any amounts owed to Mr. Purcell or any entity that he controls. The exercise price of the options of $1.45 per share is the closing market price of shares of Common Stock of the Company as of the date of issuance. The foregoing description of the options awarded does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Non-Statutory Stock Option Award Agreement under the 2015 Plan, a copy of which is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 8, 2015, and which is incorporated herein by reference, as supplemented by the Addendum attached as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Amended and Restated RespireRx Pharmaceuticals, Inc. 2015 Stock and Stock Option Plan, filed on April 6, 2016 as Exhibit 10.1 to a Current Report on Form 8-K, incorporated herein by reference.
10.2	First Amendment of the Amended and Restated RespireRx Pharmaceuticals, Inc. 2015 Stock and Stock Option Plan, filed January 23, 2017 as Exhibit 10.1 to a Current Report on Form 8-K, incorporated herein by reference.
10.3*	Second Amendment of the Amended and Restated RespireRx Pharmaceuticals Inc. 2015 Stock and Stock Option Plan.
10.4	Form of Non-Statutory Stock Option Award Agreement under the 2015 Plan, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on July 8, 2015, incorporated herein by reference.
10.5*	Addendum No. 1 to Form of Non-Statutory Stock Option Award Agreement under the Amended and Restated 2015 Stock and Stock Option Plan.

* filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2017	RESPIRERX PHARMACEUTICALS INC. (Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis SVP, CFO, Secretary and Treasurer